Exhibit 10.48

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), is made as of November 3, 2011 (the “Effective Date”), by and between Depomed, Inc., a California corporation (“Depomed”), and Santarus, Inc., a Delaware corporation (“Santarus”). Each of Depomed and Santarus is referred to herein individually as a “party” and collectively as the “parties.”

WHEREAS, Depomed is a party to the agreements listed on Exhibit A to this Agreement related to the commercialization of Glumetza® (collectively, the “Assigned Agreements”);

WHEREAS, Depomed and Santarus have entered into a Commercialization Agreement dated as of August 22, 2011 (the “Commercialization Agreement”);

WHEREAS, pursuant to the Commercialization Agreement, Depomed has agreed to assign all right, title and interest under the Assigned Agreements, and Santarus has agreed to assume all of Depomed’s obligations thereunder; and

WHEREAS, the parties desire to execute and deliver this Agreement for the purpose of effecting such assignment and assumption.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in the Commercialization Agreement.

2. Agreement and Assumption. Subject to the terms of the Commercialization Agreement, Depomed hereby assigns to Santarus, and Santarus hereby accepts and assumes all of Depomed’s rights, obligations, title and interest in, to and under the Assigned Agreements. From and after the Effective Date, except as otherwise set forth in the Commercialization Agreement, Depomed shall have no further liabilities or obligations under the Assigned Agreements. The parties shall indemnify each other in connection with any claims arising out of or in connection with the Assigned Agreements as and to the extent provided in the Commercialization Agreement.

3. Manufacture Transfer Date; NDA Transfer Date. The parties hereby acknowledge that November 3, 2011 shall be the Manufacture Transfer Date and the NDA Transfer Date under the Commercialization Agreement.

4. Representations and Warranties. Each of the parties represents and warrants that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery, and performance of this Agreement by it does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable law; and (d) it is not aware of any action, suit, inquiry, or investigation instituted by any entity which questions or threatens the validity of this Agreement.

5. Miscellaneous.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) This Agreement will be construed under and in accordance with, and governed in all respects by, the laws of the State of California, without regard to its conflict of law principles.

(c) This Agreement may be amended or modified only by a written instrument executed by all of the parties.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, such determination shall not affect the enforceability of any others or the remainder of this Agreement.

(e) This Agreement may be executed in any number of counterparts (including by facsimile or electronic signature), each of which will be deemed an original as against the party whose signature appears thereon, but all of which taken together will constitute but one and the same instrument.

(f) Nothing in this Agreement shall be construed to be a modification of, or limitation on, any provision of the Commercialization Agreement, including the representations, warranties and agreements set forth therein.

(g) This Agreement, the Assigned Agreements and the Commercialization Agreement contain the entire understanding of the parties with respect to the subject matter of this Agreement. All express or implied agreements and understandings, either oral or written, made on or before the Effective Date (other than the provisions of the Commercialization Agreement), are expressly superseded by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

DEPOMED, INC.		SANTARUS, INC.

By:	/s/ James A. Schoeneck	By:	/s/ Gerald T. Proehl

Name: James A. Schoeneck		Name: Gerald T. Proehl

Title: President and CEO		Title: President and CEO

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT A

ASSIGNED AGREEMENTS

1)	Patheon Agreement (as defined in the Commercialization Agreement)

2)	Supply Agreement between Farmhispania, S.A. and Depomed dated as of September 15, 2010